Exhibit 3.2
SPARTECH CORPORATION
BYLAWS
(As Amended Through ~~June 27, 2008~~September 24, 2009)
ARTICLE I
Offices
Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
Meetings of Stockholders
Section 1. All meetings of the stockholders shall be held at such time and at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or the officer calling the meeting and stated in the notice of the meeting.
Section 2. ~~An~~Unless otherwise determined by resolution of the Board of Directors, an annual meeting of the stockholders shall be held ~~during the month of March each year, on such date and at such time and place as the Board of Directors shall determine by resolution at least sixty days before the date of the meeting. If for any year the Board of Directors does not make such determination, then the annual meeting shall be held~~each year at the principal office of the corporation at 10:00 a.m. local time on the second Wednesday of March, or if that day is not a Business Day then on the next Business Day following. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders. “Business Day” means any day other than Saturday or Sunday on which national banks are open generally and which is a trading day on the New York Stock Exchange. At each annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.
Section 3. At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for at least ten days prior to the meeting, during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the entire meeting, and may be inspected by any stockholder who is present.
Section 4. A special meeting of the stockholders may be called by the President and Chief Executive Officer or by the Chairman of the Board for any purpose or purposes. A special meeting of the stockholders shall be called by the President and Chief Executive Officer or the secretary promptly upon the written request of a majority of the directors or of stockholders owning a majority of the issued and outstanding shares of capital stock of the corporation entitled to vote a the meeting; such written request shall state the purpose or purposes of the proposed meeting.
Section 5. Written notice of every meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Business at Meetings of Stockholders
Section 6. (a) At an annual meeting of stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 16 of this Article III of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 6 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Section 6; clause (iii) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before or at an annual meeting of stockholders.
           (b) For any such business to be properly brought before an annual meeting by a stockholder pursuant to Section 6(a)(iii) of this Article II of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered or mailed to the Secretary and received at the offices of the corporation in the County of Saint Louis, Missouri, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business to be brought before the annual meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the text of the proposed amendment); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the corporation’s books, of such stockholder and of such beneficial owner, (B) the class or series and number of shares of the corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such stockholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the corporation, (E) any short interest of such stockholder or beneficial owner in any security of the corporation (for purposes hereof a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest in a general partner or manager, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder ((A) through (I) collectively, the “Proposing Stockholder Information”); (iii) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (v) a representation that the stockholder is a holder of record of stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. For purposes of these Bylaws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.
           (c) No business (other than the election of directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6 or if it constitutes an improper subject for stockholder action under applicable law. Unless otherwise required by law, if a stockholder (or qualified representative) does not appear at the meeting of stockholders of the corporation to present business proposed by such stockholder pursuant to this Section 6, such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the corporation. In order to be considered a qualified representative of the stockholder for purposes of this Section 6, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of stockholders. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chairman of the meeting may, if the facts warrant, determine that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 6 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (b)(vi) of this Section 6); and if the chairman should so determine, the chairman shall so declare to the meeting, and any such proposed business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6; provided, however, that any references in these Bylaws to state law or the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business proposals to be considered pursuant to Section 6 of this Article II of these Bylaws (including clause (a)(iii) hereof). Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 6 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.
           (d) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 7. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the stock having voting power issued and outstanding, present in person or represented by proxy, and entitled to vote at a meeting of the stockholders~~, present in person or represented by proxy,~~ shall constitute a quorum for the transaction of business at such meeting. ~~If, however, a quorum shall not be~~The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to render the remaining stockholders less than a quorum. Whether or not a quorum is present or represented at a meeting, ~~the stockholders~~and except as otherwise provided by statute, either the chairman of the meeting or the holders of a majority of the voting power of the shares of stock, present in person or by proxy and entitled to vote at the meeting~~, present in person or~~

~~represented by proxy~~, shall have power to adjourn the meeting ~~to a specified date and time~~from time to time to another time or place, without notice other than announcement at the meeting~~, from time to time until a quorum shall be present or represented. At the adjourned meeting, if a quorum shall then be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. However~~ of the time and place of such adjourned meeting. Notwithstanding the foregoing, if the adjournment is for more than ~~thirty~~30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before the meeting, unless the question is one upon which, by express ~~provisions~~provision of the statutes ~~or of~~, the certificate of incorporation or, in the case of the election of directors, the next paragraph of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Except as provided below in this paragraph in the case of a contested election (as defined herein), each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 8, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “withhold” or “against” that director’s election. ”Abstentions” and “broker non-votes” shall not be deemed to be votes cast with respect to that director’s election. In the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Section 8, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary of the corporation (i) following the close of the applicable notice of nomination period, if any, set forth in Section 16 of Article III, based on whether one or more notices of nomination were timely filed in accordance with said Section 16 or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with said Section 16; provided that the determination that an election is a “contested election” by the Secretary of the corporation pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

ARTICLE III
Directors
Number, Qualification, Term of Office
Section 1. The number of directors shall not be less than four nor more than 15, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire Board. No decrease in the number of directors shall shorten the term of any incumbent director.
Beginning after the 2008 annual meeting of stockholders classes of directors shall be eliminated upon the expiration of their terms, and after declassification, directors shall be elected annually by the stockholders; and to implement this change:
     (i) All directors hereafter elected by the stockholders shall serve for one-year terms; and
     (ii) The term of any director hereafter elected by the Board to fill a vacancy or newly created position on the Board of Directors shall expire at the next annual meeting of stockholders.
The Board may, by the vote of a majority of the entire Board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualifications.
Notwithstanding the foregoing, whenever the holders of any preferred stock issued by the Corporation shall have the right, voting as a class or otherwise, to elect directors at the annual meeting of stockholders, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and at such meeting the holder of such preferred stock shall be entitled, as a class or otherwise, to elect such additional directors. Any directors so elected shall hold office until the next annual meeting of stockholders or until their rights to hold such office terminate pursuant to the provisions of such preferred stock, whichever is earlier. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.
Removal of Directors
Section 2. Directors of the Corporation may be removed solely in accordance with the provisions of Article FOURTEENTH of the Certificate of Incorporation.
Vacancies
Section 3. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these Bylaws, until the expiration of the term of the class to which he has been chosen and until his successor shall be duly elected and qualified.

Powers
Section 4. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Meetings of the Board of Directors
Section 5. The Board of Directors may hold meetings either within or without the State of Delaware.
Section 6. Meetings of the Board of Directors may be called by the Chairman of the Board or by the President and Chief Executive Officer. A meeting of the Board of Directors shall be called by the Chairman of the Board, by the President and Chief Executive Officer, or by the secretary upon the written request of any two directors.
Section 7. Any director may participate in any meeting of the Board of Directors, or of any committee of which the director is a member, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting in such manner shall constitute presence in person at the meeting.
Section 8. At all meetings of the Board of Directors or any committee of the Board, a majority of the authorized membership of the Board of Directors or of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or of such committee, except as may be otherwise specifically provided by statute, by the certificate of incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or any committee of the Board, the directors present may adjourn the meeting from time to time until a quorum shall be present, without notice other than an announcement at the meeting of the time and place at which the meeting shall reconvene.
Section 9. The presiding director at all meetings of the Board shall be, in the following order of precedence:
First, the Chairman of the Board of Directors;
Second, the Chairman of the Governance Committee;
Third, the Chairman of the Audit Committee;
Fourth, such other non-management director as shall be chosen by the directors present at the executive session.
Board Action Without A Meeting
Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committees.
Committees of Directors
Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation and to have such name or names as may be determined from time to time by resolution adopted by the full Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; or in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by statute to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation. The corporation has elected to be governed by paragraph (2) of subsection (c) of Section 141 of the Delaware General Corporation Law.
Section 12. Each committee shall keep regular minutes of its meetings and regularly report its proceedings to the Board of Directors.
Compensation of Directors
Section 13. Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated retainer or other compensation and/or a fixed sum for attendance at each meeting of the Board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. By resolution of the full Board of Directors, members of committees of the Board may be compensated in like manner for serving on the committees and/or attending committee meetings.
Independence of Directors
Section 14. In determining the number of directors to constitute the Board of Directors, and in selecting nominees for election to the Board of Directors, the Board of Directors or the committee thereof making such determination or selection shall ensure that a majority of the Board of Directors will be comprised of directors who are “independent” as defined from time to time in the rules and regulations of the United States Securities and Exchange Commission and any national securities exchange on which the securities of the corporation are listed. In addition, in selecting nominees for election to the Board of Directors, the Board of Directors or the committee thereof making such determination or selection shall ensure that immediately after such election the Board of Directors shall include no more than two directors who are not independent under the preceding definition; however, no director shall be required to resign from the Board of Directors in order to satisfy the limitation in this sentence.
Section 15. The Board of Directors shall schedule regular executive sessions, at which times the non-management directors shall meet without the presence of the corporation’s management. If there are any non-management directors who are not “independent” as defined under the preceding section of these Bylaws, the Board of Directors shall at least once a year schedule an executive session including only independent directors. For the purposes of this Bylaw, “non-management” directors means directors who are not “officers” (as defined in Rule 16a-1(f) or a successor rule of the United States Securities and Exchange Commission) of the corporation.
Nominations of Directors
Section 16. (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 16 and at the time of the meeting, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 16; clause (iii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders.
To be eligible to be a nominee for election or reelection as a director of the corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 16) to the Secretary at the offices of the corporation in the County of Saint Louis, Missouri a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the corporation, including without limitation (i) all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) any information the corporation may reasonably request to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence or lack thereof of the nominee (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the corporation, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) would be in compliance if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation. For purposes of this Section 16(a), a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.
           (b) For any nominations to be properly brought before an annual or special meeting by a stockholder pursuant to Section 16(a)(iii) or this Section 16(b) of this Article III of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice, in writing, must be delivered or mailed to the Secretary and received at the offices of the corporation in the County of Saint Louis, Missouri (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (subject to Article III, Section 3 of these Bylaws) stockholders pursuant to Article II, Section 4 hereof or (2) provided that the Board of Directors or (subject to Article III, Section 3 of these Bylaws) stockholders pursuant to Article II, Section 4 hereof has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 16 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 16. For nominations to be properly brought before an annual or special meeting, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made, the Proposing Stockholder Information; (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in this Section 16 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased effective at the annual meeting and there is no public announcement by the corporation naming all the nominees proposed by the Board of Directors for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 16 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the Secretary at the offices of the corporation in the County of Saint Louis, Missouri not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.
           (c) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. Unless otherwise required by law, if a stockholder (or qualified representative) does not appear at the meeting of stockholders of the corporation to present a nomination proposed by such stockholder pursuant to this Section 16, such nomination shall be disregarded, even though proxies in respect of such vote may have been received by the corporation. In order to be considered a qualified representative of the stockholder for purposes of this Section 16, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of stockholders. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(iv) of this Section 16); and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16; provided, however, that any references in these Bylaws to state law or the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 16 of this Article III (including clauses (a)(iii) and (b) hereof). Nothing in this Section 16 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the certificate of incorporation.
ARTICLE IV
Notice
Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless expressly stated, but such notice may be given in writing, by mail, addressed to such stockholder at the stockholder’s address as it appears on the records of the corporation, with postage hereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Section 2. Notice of any meeting of the Board of Directors shall be given to all directors, in the manner provided in Article IV, not less than 72 hours prior to such meeting in the case of a physical meeting, or not less than 24 hours prior to such meeting in the case of a telephonic meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.
Section 3. Notices to directors may be given by mail, by nationally recognized overnight courier service, by telephone, by fax transmission, or by e-mail. Each director shall keep the secretary of the corporation provided with a current address, telephone number, fax number and e-mail address for this purpose. Notice by mail shall be deemed to be given on the third Business Day after deposit in the U.S. Mail, postage prepaid, addressed to the director at the address furnished by the director for such purpose. Notice by nationally recognized overnight courier service shall be deemed given on the delivery date specified in the courier service’s delivery standards, if addressed to the director at the address furnished by the director for such purpose. Notice by telephone shall be deemed to be given when the call is either received personally by the director or received in a voice mail system at the number furnished by the director for such purpose. Notice by fax transmission shall be deemed to be given upon confirmation by the sending machine of a completed transmission to the number furnished by the director for such purpose; provided that if the receiving location is at a place other than the director’s residence and is either sent on a Saturday, Sunday or federal holiday or confirmed after 5:00 p.m. local time at the place of receipt it shall be deemed to be given on the next business day. Notice by e-mail shall be deemed given when sent to the e-mail address furnished by the director for such purpose, unless the sender’s or recipient’s e-mail system returns a notice of failed delivery.
Section 4. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V
Officers
Section 1. The executive officers of the corporation shall be elected by the Board of Directors and shall be a President and Chief Executive Officer, a chief financial officer, however titled, and a secretary. The Board of Directors may also elect as executive officers one or more vice presidents (who may be designated as executive or senior vice presidents or given such additional designations as the Board may determine), and/or one or more other financial or accounting officers, with such titles and authority as the Board of Directors or the President and Chief Executive Officer may determine. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.
Section 2. The Board of Directors shall elect the executive officers at least annually, but vacancies may be filled, or new offices created and filled, or the executive officers changed, at any meeting of the Board of Directors. The President and Chief Executive Officer may designate an individual as an executive officer on an acting or interim basis subject to election by the Board at its next meeting.
Section 3. The compensation of the President and Chief Executive Officer shall be established and approved by the Compensation Committee of the Board of Directors. The compensation of the other executive officers shall be established by the President and Chief Executive Officer subject to the approval of the Compensation Committee of the Board of Directors.
Section 4. The Board of Directors may appoint or authorize the President and Chief Executive Officer to appoint other non-executive officers and agents with such powers and duties as the Board of Directors or the President and Chief Executive Officer shall determine.
Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal.
Section 6. The officers of the corporation shall have the following powers and duties generally pertaining to their respective offices, as well as such powers and duties not inconsistent with the following as from time to time may be conferred by the Board of Directors or the President and Chief Executive Officer:
a. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the corporation. The President and Chief Executive Officer shall have general and active management of the business of the corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and in general shall have all powers and authority and perform all duties as are usually vested in the president or the chief executive officer of a corporation, as well as such other powers, authority and duties as may be prescribed by the Board of Directors from time to time. The President and Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law or these Bylaws to be otherwise signed and executed. The President and Chief Executive Officer shall preside at all meetings of the stockholders in the absence or with the consent of the Chairman of the Board.

b. VICE PRESIDENTS. The vice presidents shall have such powers, authority and duties as are set out in these Bylaws and as may be prescribed from time to time by the Board of Directors or the President and Chief Executive Officer.
In the absence or in the event of the inability or refusal to act of the President and Chief Executive Officer, the executive vice presidents, if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election), shall have the authority to exercise the powers and perform the duties of the President and Chief Executive Officer. The executive vice presidents may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law or these Bylaws to be otherwise signed and executed.
In the absence of the executive vice presidents or in the event of their inability or refusal to act, the senior vice presidents, if any, and after them the other vice presidents, if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election) shall have the authority to exercise the powers and perform the duties of the President and Chief Executive Officer and/or the executive vice presidents.
c. CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors at its regular meetings or when the Board of Directors or the chairman of the board so requires, and to the President and Chief Executive Officer as the President and Chief Executive Officer requires, an account of all financial transactions and of the financial condition of the corporation.
If required by the Board of Directors, the chief financial officer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of the death, resignation, retirement or removal from office of the chief financial officer, of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation and in the possession or under the control of the chief financial officer.
The corporate controller and assistant financial officers, if any, however titled, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election), shall, in the absence of the chief financial officer or in the event of the inability or refusal to act of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors or the chief financial officer may from time to time prescribe.
d. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the committees of the Board when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the board or the President and Chief Executive Officer. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature.
In the absence of the secretary or in the event of the secretary’s inability or refusal to act, the assistant secretaries, if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election), shall perform the duties and exercise the powers of the secretary. The assistant secretaries shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board or the President and Chief Executive Officer may from time to time prescribe.
ARTICLE VI
Certificates of Stock
Section 1. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairperson or vice chairperson of the Board of Directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation representing the number of the holder’s shares registered in certificated form
Section 2. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificates a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 3. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Lost Certificates
Section 4. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and as a condition precedent to the issuance thereof, the corporation may require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
Fixing Record Date
Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock of for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Registered Stockholders
Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
General Provisions
Dividends
Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement
Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
Checks
Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year
Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Seal
Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
Amendments
Sections 1, 2 and 3 of Article III and this Article VIII of the By-laws may not be amended, modified or rescinded except by the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for such purpose as one class, and, in addition, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for such purpose as one class, which are not beneficially owned, directly or indirectly, by any corporation, person or other entity which is the beneficial owner (as defined in Article THIRTEENTH of the Certificate of Incorporation)1, directly or indirectly, of 10 percent or more of the outstanding shares of such capital stock, considered for such purpose as one class. To the extent not inconsistent with the foregoing, all other provisions of the By-laws may be amended, modified and rescinded and new By-laws may be adopted, (i) by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, or (ii) by the Board of Directors; provided, that any By-law adopted, amended or modified by the Board of Directors may be amended, modified or rescinded by the vote of the stockholders prescribed in clause (i) above.
1 Article THIRTEENTH was deleted from the Certificate of Incorporation by shareholder vote on March 8, 2006. Prior to its deletion Article THIRTEENTH provided as follows:
THIRTEENTH: (A) Except as otherwise expressly provided in Paragraph (B) of this Article THIRTEENTH:
(1) Any merger or consolidation of the Corporation with or into any other corporation;

(2) Any sale, lease, exchange or other disposition, whether or not in partial or complete liquidation of the Corporation, of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;
(3) The issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation, or any securities of any of its subsidiaries having total assets of $5,000,000 or more, to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $1,000,000); or
(4) The issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation, or any securities of any of its subsidiaries having total assets of $5,000,000 or more, to any other corporation, person or other entity for cash, shall require the affirmative vote of the holders of (a) at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class, and (b) at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such corporation, person or other entity, if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.
(B) The provisions of this Article THIRTEENTH shall not apply to any transaction described in clauses (1), (2), (3) or (4) of Paragraph (A) of this Article THIRTEENTH with another corporation, person or other entity (1) if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to, and substantially consistent with, such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors or (2) if, prior to the consummation of such transaction, the Board of Directors of the Corporation either (a) adopts by unanimous written consent a resolution in favor of the transaction, or (b) adopts such resolution at a meeting, at which at least 80% of the directors then in office are present, by the affirmative vote of both a majority of the directors present at such meeting and at least 80% of those directors voting on such resolution.
(C) For purposes of this Article THIRTEENTH and of any other and all other Articles of this Certificate of Incorporation:
(1) any specific person shall be deemed to be the “beneficial owner” of shares of stock of a corporation (other than shares of the Corporation’s Common Stock held in its Treasury or by majority-owned subsidiaries of the Corporation) (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined), including any person who will become an affiliate or associate of the specified person upon the consummation of any transaction described in clauses (1), (2), (3) or (4) of paragraph (A) of this Article THIRTEENTH, beneficially owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates, or associates has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;
2) a “person” is any individual, corporation, partnership or other entity;
(3) an “affiliate” of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and
(4) an “associate” of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person, or (d) any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.
(D) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article THIRTEENTH, on the basis of information then known to it, (i) whether any corporation, person or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or is an “affiliate” or an “associate”, as defined above, of another (including, without limitation, whether any person “controls” any other person for the purposes of such definitions), (ii) whether any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) whether assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $1,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, (iv) whether any subsidiary of the Corporation has total assets in excess of $5,000,000, and (v) whether the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article THIRTEENTH.